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                                                                       EXHIBIT 2

                                                     GROUP SECRETARIAT

                                                     Level 25, 60 Martin Place
                                                     SYDNEY NSW 2000
                                                     Telephone: (61 2) 9216 0390
                                                     Facsimile: (61 2) 9226 1888


16 December 2002


Company Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
Sydney NSW


Dear Sir/Madam

                             ANNUAL GENERAL MEETING

At the Bank's Annual General Meeting on 12 December 2002, the following business included in the Notice of Meeting was carried by the requisite majority.

ITEM 1 - REPORTS AND ACCOUNTS

The reports of the directors and the auditors and the financial reports of Westpac for the year ended 30 September 2002 were received and considered.

ITEM 2 - ELECTION OF DIRECTORS

Mr D A Crawford was elected as a director of the Bank.
For the purpose of this item of business, the total number of proxy votes exercisable by all proxies validly appointed was 780,191,835.

Mr L A Davis was elected as a director of the Bank.
For the purpose of this item of business, the total number of proxy votes exercisable by all proxies validly appointed was 780,198,640.

Sir Llewellyn Edwards was elected as a director of the Bank.
For the purpose of this item of business, the total number of proxy votes exercisable by all proxies validly appointed was 780,169,712.

ITEM 3 - APPOINTMENT OF AUDITORS

PricewaterhouseCoopers were appointed as auditors of the Bank.
For the purpose of this item of business, the total number of proxy votes exercisable by all proxies validly appointed was 780,177,904.

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ITEM 4 - PREFERENCE SHARE ISSUES

A special resolution authorising the amendment of the Bank's constitution to provide for preference share issues was passed. As the resolution was decided by a show of hands we advise that the total number of poxy votes in respect of which appointments specified:

     (i)    the proxy was to vote for the resolution - 668,405,076
     (ii)   the proxy was to vote against the resolution - 15,270,134
     (iii)  the proxy was to abstain on the resolution - 13,275,695
     (iv)   the proxy may vote at the proxy's discretion - 83,238,994

For the purpose of this item of business, the total number of proxy votes exercisable by all proxies validly appointed was 780,189,899.

A copy of the Notice of Meeting follows.


Yours sincerely


Ilana Atlas
Group Secretary & General Counsel